Exhibit 10.1

Capital Contribution for Company Formation Agreement

This Capital Contribution for Company Formation Agreement (the “Agreement”) is entered into by and between the following parties:

Party A: Jilin Zhengye Biological Products Co., Ltd.

Registered Address: [No. 1 Lianmeng Street, Jilin Economic Development Zone, Jilin Province]

Legal Representative: [Song Songlin]

Party B: [Youjia Technology Consulting Service (Tianjin) Co., Ltd.]

Registered Address: [No. 2-1.2-102, Shengjing Jiating, Zhouliang Subdistrict, Baodi District, Tianjin City]

Legal Representative: [Tian Leijie]

In pursuit of cooperative development, after full consultation between Party A and Party B, both parties agree to jointly contribute capital to establish Zhongnong Zhengye Biotechnology (Beijing) Co., Ltd. (herein short, the “Company”), which will operate the domestic [sales, services, and management] of the poultry seed business of Jilin Zhengye Biological Products Co., Ltd. Based on the principle of equality and mutual benefit, and through friendly consultation, this agreement is signed by both parties according to relevant provisions of the Civil Code of the People’s Republic of China, the Company Law of the People’s Republic of China, and other laws and regulations.

Article 1: Company Overview

1.1 The company name is tentatively set as [Zhongnong Zhengye Biotechnology (Beijing) Co., Ltd.], and the final name will be subject to industrial and commercial registration.

1.2 The company’s address is tentatively set in [Beijing] City, [Haidian] District, [Tianxiu] Road, No. [10], Beijing Zhongnongda Innovation Training Institute.

1.3 The company’s organizational form is: Limited Liability Company.

Article 2: Company Purpose, Business Scope, Duration, and Project Overview

2.1 The business purpose of the company is: to fully leverage the advantages of both parties to conduct business within the approved business scope of the company, in order to achieve good social and economic benefits as well as investment returns satisfactory to both parties, and promote the common development of both parties.

2.2 The business scope of the company includes: [Health consulting (excluding diagnostic and treatment services); technical services, technology development, technical consulting, technical exchanges, technology transfer, technology promotion; manufacturing and sales of livestock machinery; planning and design management; information consulting services; medical research and experimental development; sales of veterinary equipment. Licensed projects: operation of veterinary drugs; animal diagnosis and treatment; production and sales of disinfection equipment.] Subject to industrial and commercial registration.

2.3 The business term of the company is: [20 years].

2.4 After the establishment of the joint venture, Party A actually controls the joint venture and includes it in the consolidated financial statements.

Article 3: Registered Capital

3.1 The registered capital of the company is [RMB 3,000,000] (i.e. [Three Million] yuan), and all the capital contributions are [monetary].

3.2 Party A subscribes to contribute [RMB 1,530,000] (i.e. [One Million Five Hundred Thirty Thousand] yuan), accounting for [51] percent of the registered capital; Party B subscribes to contribute [RMB 1,470,000] (i.e. [One Million Four Hundred Seventy Thousand] yuan), accounting for [49] percent of the registered capital.

Article 4: Contribution Time

Both parties shall pay the subscribed amount in one lump sum within [30] days from the date of establishment of the company’s account.

Article 5: Equity Transfer and Exit Mechanism

5.1 The equity lock-up period is 3 calendar years, and equity transfer is not allowed during the lock-up period.

5.2 Under the conditions of lifting the lock-up period, shareholders of the company may transfer all or part of their equity to each other.

5.3 When any party transfers part or all of its contribution, it must be agreed upon by the other shareholders. When any party transfers part or all of its contribution, the other shareholders have preemptive rights under the same conditions. Violation of the above provisions is invalid.

5.4 Shareholders transferring equity to persons other than shareholders shall obtain the consent of the other shareholders. Shareholders should notify the other shareholders in writing to seek consent on the matter of equity transfer. Other shareholders who have not responded within thirty days after receiving the written notice are deemed to have agreed to the transfer. If other shareholders disagree with the transfer, the disagreeing shareholders shall purchase the transferred equity; if they do not purchase, it is deemed to have agreed to the transfer. If the equity is transferred with the consent of the shareholders, other shareholders have preemptive rights under the same conditions. If two or more shareholders claim to exercise preemptive rights, they shall negotiate to determine their respective purchase ratios; if negotiation fails, they shall exercise preemptive rights according to their respective contribution ratios at the time of transfer.

5.5 If equity transfer cannot be completed in the above manner, shareholders may require the company to reduce the registered capital and refund the capital, and shall be subject to profit distribution and company asset distribution according to their equity ratios within one month from the completion of the reduction procedures. Other shareholders and the company are obliged to assist the shareholder in completing the share withdrawal procedures, equity distribution, and company asset distribution.

5.6 If a shareholder exits or transfers their shares during a period when the company has not yet achieved profitability, the exiting or transferring shareholder shall still bear the corresponding proportion of losses based on their contribution ratio, and other shareholders may purchase their equity at 1 yuan (One Yuan) and distribute their equity according to their respective contribution ratio.

5.7 Under the condition that the company achieves profitability and has positive cash flow, a non-fault shareholder who exits or transfers their shares shall do so at the current net asset value as the consideration and shall no longer be entitled to undistributed profits.

5.8 If shareholders violate the non-compete clause (including but not limited to prohibiting contributors or limited partners from working part-time in units competing with this sales company during the investment/employment period of this joint venture, prohibiting the creation of enterprises with the same business scope as this sales company, etc.), or disclose the company’s trade secrets and cause significant losses to the company, they will only withdraw the capital contribution, recover the allocated profits, no longer enjoy the undistributed profits, and bear the responsibility to compensate for all losses.

5.9 If shareholders are forced to exit due to criminal liability issues, only the capital contribution will be refunded, and there will be no share of the undistributed profits.

5.10 If the company’s Articles of Association have other provisions on the transfer of equity, such provisions shall prevail.

Article 6: Company Registration

Both parties agree to appoint [Tian Leijie] as the jointly entrusted agent to apply to the company registration authority for pre-approval of the company name registration and establishment registration.

Article 7: Company Organizational Structure

7.1 The company shall establish a shareholders’ meeting, director, one supervisor, and one manager.

7.2 The company does not set up a board of directors, but one director who exercises the powers of the board of directors as stipulated by the company law, elected by the shareholders’ meeting. Each term is three years, and re-election is possible upon expiration.

7.3 The company shall establish one supervisor, elected by the shareholders’ meeting. The term of the supervisor is three years per term, and re-election is possible upon expiration.

7.4 The company shall establish one manager, nominated by Party B, and appointed or dismissed by the shareholders’ meeting. Responsible for the company’s daily operation and management work, leading the management team to achieve the annual business objectives. The manager is responsible to the shareholders’ meeting and the director. The manager must be dedicated to the operation of this company and may not hold positions in other companies.

7.5 The company shall establish one financial officer, nominated and appointed or dismissed by Party A.

Article 8: Rights and Obligations of Contributors

8.1 To apply for the establishment of the company and to keep abreast of the company’s establishment progress at any time.

8.2 To sign legal documents during the company establishment process and provide necessary documents for the company’s application for establishment in a timely manner.

8.3 To review the expenditure of preparation costs during the establishment process.

8.4 If the company or other contributors suffer damage due to the contributor’s fault during the establishment process, the contributors shall bear compensation responsibility.

8.5 If the contributors fail to contribute as stipulated in this agreement on time, in addition to making up the contribution owed to the company, they shall also bear default responsibility to the other contributors.

8.6 After the establishment of the company, the contributors shall not withdraw their contribution.

8.7 After the establishment of the company, the contributors shall exercise other rights that shareholders should have according to the relevant provisions of national laws and the company’s articles of association, and bear the obligations that other shareholders should bear.

Article 9: Establishment Expenses

After the successful establishment of the company, expenses incurred for the establishment of the company, agreed upon by the shareholders’ meeting to be included in the company’s startup expenses, shall be borne by the established company. Other unreasonable expenses not confirmed by the shareholders’ meeting shall be borne by the person handling the establishment.

Article 10: Finance and Accounting

10.1 The company shall establish its financial and accounting systems in accordance with laws, administrative regulations, and the provisions of the State Council’s financial authorities.

10.2 Before the end of [April] each year, the company shall formulate the business plan and budget for that year and submit it to the shareholders’ meeting for review and approval.

10.3 At the end of each fiscal year, the company shall prepare financial and accounting reports and engage an independent accounting firm for audit or arrange for an audit by an accounting firm appointed by Party A in a unified manner.

10.4 Within the first [four] months of each year, the company shall compile the balance sheet, income statement, and profit distribution plan for the previous year and submit them to the shareholders’ meeting for review and approval.

Article 11: Profit Distribution

11.1 No distribution of the company’s profits shall be made before the company has fully repaid any shareholder loans provided by Party A.

11.2 No distribution of the company’s profits shall be made before the company has fully paid off the accounts payable to Party A.

11.3 After the company has fully repaid the shareholder loans provided by Party A and has paid the corporate income tax in accordance with the law, profit distribution shall be conducted in accordance with the following principles:

(1) The appropriation of statutory reserves and discretionary reserves shall be determined by the shareholders’ meeting based on relevant regulations and the company’ s operating conditions.

(2) The balance after the withdrawal of the reserves may be distributed according to the distribution plan and the proportion of each shareholder’s holdings.

(3) Profit distribution shall not be conducted before the losses of the previous fiscal year have been covered. Undistributed profits from the previous fiscal year may be included in the distributable profits of the current fiscal year for distribution.

(4) The profit distribution time for the company shall be within [five] months after the end of each fiscal year, and the profits shall be distributed to the shareholders according to the procedures stipulated above.

Article 12: Business Term

12.1 The business term of the company is [20] years, calculated from the date of issuance of the business license.

12.2 Upon the expiration of the company’s business term or premature termination, the company shall be liquidated according to law, and the assets after liquidation shall be distributed according to the investment ratio of each party.

Article 13: Breach of Contract Liability

13.1 If any party to this agreement fails to pay its contribution in full and on time as stipulated in the agreement, the breaching party shall pay a penalty of 0.05% of the unpaid contribution amount to the other party for each day of delay. If the payment remains unpaid after [thirty] days, the non-breaching party shall have the right to decide whether to continue the performance of this agreement. If the non-breaching party decides to continue the agreement, the timeline for the subsequent obligations of both parties shall be extended accordingly. If the non-breaching party decides to terminate the agreement, the breaching party shall cooperate in deregistering the company and return the registered capital contributed by the non-breaching party within ten days from the date the non-breaching party issues a written notice of termination.

13.2 If this agreement cannot be performed or cannot be fully performed due to the fault of one party, the party at fault shall bear the losses caused to the company and the non-faulting party by its actions.

Article 14: Confidentiality

Both parties undertake to keep confidential any documents and information (including trade secrets, company plans, operational activities, financial information, technical information, business information, and other business secrets) obtained by them in the course of discussing, signing, and executing this agreement, which cannot be obtained from public channels. Without the consent of the provider of such information and documents, neither party may disclose any or part of the trade secrets to any third party. This does not apply if otherwise stipulated by laws, regulations, or if there is another agreement between the parties. The confidentiality period shall be the same as the business term of the company.

Article 15: Force Majeure

In case of force majeure events such as earthquakes, typhoons, floods, fires, wars, and other unpredictable events that cannot be prevented or avoided, which directly affect the performance of this contract or cannot be performed under the agreed conditions, the party encountering such force majeure shall immediately notify the other party in writing by telegram or fax, and shall within 15 days provide effective proof documents detailing the force majeure event and the reasons why this contract cannot be performed, or partially cannot be performed, or needs to be postponed. Depending on the extent to which force majeure affects the performance of this contract, both parties shall negotiate to decide whether to terminate this contract, or to be exempted from partially performing this contract, or to postpone the performance of this contract.

Article 16: Notice

16.1 All notices and document exchanges between the parties, as well as demands, etc., must be in written form. Unless they can be immediately signed for by the authorized representative or designated recipient of the other party, they shall be sent to the designated address of both parties by EMS. It shall be deemed delivered three days after the date of dispatch. Both parties confirm that this address is the confirmed address for the court to serve legal documents to one party or both parties.

16.2 The designated address for Party A is: [No. 1 Lianmeng Street, Jilin Economic and Technological Development Zone, Zhengye Biological Products Co., Ltd.], designated recipient: [Cheng Yuhong], contact phone number: [13596273750].

The designated address for Party B is: [No. 103-5-509, Ziyuan, No. 3 Yuanmingyuan West Road, Haidian District, Beijing], designated recipient: [Zhou Hongya], contact phone number: [13801112109].

16.3 If a party changes its address for notice or communication, it shall notify the other party in writing before the change; otherwise, it shall be deemed not changed, and the delivery shall be valid, with the non-notified party bearing the relevant responsibilities arising therefrom it.

Article 17: Dispute Resolution

17.1 This agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

17.2 Any disputes arising from this agreement shall be resolved through consultation between the parties. If consultation fails, legal action may be taken in the People’s Court where Party A is located.

17.3 During the litigation process, except for the part that is under dispute and being litigated, this agreement shall continue to be performed.

Article 18: Supplementary and Annexes

Matters not covered in this agreement shall be implemented in accordance with relevant laws and regulations. Where laws and regulations do not stipulate, Party A and Party B may reach a written supplementary agreement. Annexes and supplementary agreements to this agreement are integral parts of this agreement and have the same legal effect as this agreement.

Article 19: Effectiveness of the Agreement

19.1 This agreement shall take effect from the date of signature and seal by both parties after being reviewed and approved by the board of directors of Party A.

19.2 This agreement is made in [five] copies, with Party A and Party B each holding [two] copies, and [one] copy filed with the sales company, all with equal legal effect.

19.3 Annexes and supplementary agreements to this agreement are integral parts of this agreement and have the same legal effect as this agreement.

19.4 The relevant agreement texts filed with industrial and commercial and other departments by both parties are only for procedural purposes and do not constitute a binding on both parties. In case of conflict between the filed agreement texts and this agreement, this agreement shall prevail.

Party A: [Jilin Zhengye Biological Products Co., Ltd.] (Seal)

Legal Representative or Authorized Agent (Signature): __________

Party B: [Youjia Technology Consulting Service (Tianjin) Co., Ltd.] (Seal) Legal Representative or Authorized Agent (Signature): __________

Contract Signing Location: [Changyi] District, [Jilin] City, [Jilin] Province

Date: March 28, 2025